Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-88542, 333-125913, and 333-154917 on Form S-3, Registration Statement No. 333-129088 on Form S-4 and Registration Statement Nos. 333-51316 (as amended by Post Effective Amendment No. 1), 333-64076 (as amended by Post Effective Amendment No. 1), 333-97871, 333-104855, 333-114682, and 333-122232 on Form S-8 of our report dated October 27, 2010 (April 8, 2011 as to retrospective change in operating segments described in Note 26) relating to the consolidated financial statements of Monsanto Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of new accounting guidance related to noncontrolling interest and the computation of earnings per share effective September 1, 2009 applied retrospectively and the Company’s prospective adoption of new accounting guidance related to fair value measurements and income taxes effective September 1, 2008 and September 1, 2007, respectively), and the effectiveness of Monsanto Company’s internal control over financial reporting, appearing in this Current Report on Form 8-K of Monsanto Company and subsidiaries dated April 8, 2011.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
St. Louis, Missouri
April 8, 2011

1